UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

Callisto Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1609
New York, New York 10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2005, the Board of Directors of Callisto Pharmaceuticals, Inc., a Delaware corporation ("Callisto"), pursuant to a unanimous written consent of the Board of Directors elected Riccardo Dalla-Favera, M.D., a director of Callisto to serve until the next annual meeting of the stockholders of Callisto and/or until his successor has been duly elected and qualified.

Dr. Dalla-Favera has been Director of the Herbert Irving Comprehensive Cancer Center at Columbia University since early 2005, Director for the Institute for Cancer Genetics at Columbia University since 1999 and Professor in the Department of Genetics & Development at Columbia University since 1992. Dr. Dalla-Favera was formerly Deputy Director of Columbia-Presbyterian Cancer Center from 1992 to 1998. Dr. Dalla-Favera received his M.D., magna cum laude from the University of Milan, Italy and served his residency in hematology at the University of Milan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2005

CALLISTO PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob

Gary S. Jacob, Ph.D. Chief Executive Officer